SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of report (Date of the earliest event reported)      JANUARY 16, 2002
                                                              ------------------

                         Commission File Number 0-23081

                             FARO TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         Florida                                                 59-3157093
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(State or Other Jurisdiction                                 (IRS Employer
of Incorporation)                                          Identification No.)

125 TECHNOLOGY PARK, LAKE MARY, FLORIDA                           32746
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(Address of Principal Executive Offices)                        (Zip Code)


                                 (407) 333-9911
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)









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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

                 On January 16, 2002, pursuant to an Agreement and Plan of Merger dated September 14, 2001, as amended (the "Agreement"), FARO Technologies, Inc. ("FARO" or the "Company") acquired SpatialMetrix Corporation ("SMX") in exchange for 500,000 shares of FARO common stock and the satisfaction by the Company of certain obligations of SMX. In connection therewith, the Company issued an additional 350,000 shares of FARO common stock and paid $2.0 million in cash to fully satisfy SMX's obligations to its two lenders. The Company also assumed and/or satisfied other obligations of SMX. Under the terms of the Agreement, the transaction will be recorded utilizing the purchasing method of accounting. SMX Corp. is a leading manufacturer and supplier of laser trackers and targets, metrology software, and contract inspection services.

                 In April 2001, the Company provided $1.5 million in financing to SMX by entering into a Participation Agreement with SMX's bank pursuant to which the Company funded and simultaneously acquired a $1.5 million interest in SMX's then outstanding $3.8 million bank line of credit. In October 2001, the Company and SMX entered into an additional agreement pursuant to which the Company would provide to SMX up to an additional $1.5 million in financing. The Company and SMX's bank amended the Participation Agreement so that such additional financing to SMX also would be made through participation in SMX's bank line of credit. Consequently, SMX's bank line of credit could increase to a maximum of $5.3 million, of which FARO would own up to $3.0 million. Prior to closing, the Company had provided $2.9 million of aggregate financing to SMX pursuant to the Participation Agreement.

                 There were no other material relationships between FARO and SMX prior to the Agreement. None of the directors or the executive officers of SMX owned shares of FARO common stock prior to the Agreement. In addition, none of the directors or the executive officers of the Company owned shares of stock of SMX as of the date of the Agreement.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

                 (a) Financial statements of business acquired:

               It is impractical to provide the required financial statements for SpatialMetrix Corporation at the date of this report. The required financial statements will be provided as soon as practicable but not later than sixty days after the date by which this Form 8-K must be filed.

                 (b) Pro forma financial information:

               It is impractical to provide the required pro forma financial statements for SpatialMetrix Corporation at the date of this report. The required pro forma financial statements will be provided as soon as practicable but not later sixty days after the date by which this Form 8-K must be filed.

                 (c) Exhibits:

           Exhibit No.                      Description
           ----------                       -----------
             2.1 Agreement and Plan of Merger among SpatialMetrix Corporation, FARO Technologies, Inc., and FARO Acquisition LLC, dated as of September 14, 2001, as amended on December 26,2001, and as further amended on January 16, 2002 (without schedules or exhibits).(1)


         (1) FARO Technologies Inc. agrees to supplementally furnish a copy of the omitted schedules or exhibits to the Securities and Exchange Commission upon request.


                                   SIGNATURES

                 Pursuant to the requirements of Section 13 or 15(d) of the Se Exchange Act of 1934, the Registrant has duly caused this report to be on its behalf by the undersigned, thereunto duly authorized.

                                       FARO TECHNOLOGIES, INC.



                                       By:  /s/ Gregory A. Fraser
                                          --------------------------------------

                                              Gregory A. Fraser
                                              Executive Vice President,
                                              Secretary, Treasurer, and
                                              Director

Date:      January 31, 2002